Exhibit j
                                     ARTHUR
                                    ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated November 30, 2001 on the financial statements of The Alger Fund for the year ended October 31, 2001 and to all references to our Firm included in or made a part of the registration statement of The Alger Fund filed on Form N-1A (Amendments No. 37 and No. 39), Investment Company Act File No. 811-1355 with the Securities and Exchange Commission.


                                                         /s/ ARTHUR ANDERSEN LLP
                                                         -----------------------
                                                         ARTHUR ANDERSEN LLP



New York, New York
April 30, 2002